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                                                                     EXHIBIT 4.3


                           REGISTRATION RIGHTS AGREEMENT (this
                  "Agreement"), dated as of July 22, 1997, between
                  P. H. GLATFELTER COMPANY, a Pennsylvania corporation (the "Company"), and BEAR, STEARNS & CO. INC. and BT SECURITIES CORPORATION
                  (collectively, the "Initial Purchasers").

                  This Agreement is being entered into in connection with the Purchase Agreement, dated the date hereof, between the Company and the Initial Purchasers (the "Purchase Agreement"), which provides for the sale by the Company to the Initial Purchasers of $150,000,000 aggregate principal amount of the Company's 6 7/8% Notes Due 2007 (the "Notes"). In order to induce the Initial Purchasers to enter into the Purchase Agreement, the Company has agreed to provide the registration rights set forth in this Agreement for the benefit of the Initial Purchasers and their direct and indirect transferees. The execution and delivery of this Agreement is a condition to the obligation of the Initial Purchasers to purchase the Notes under the Purchase Agreement.

                  The parties hereby agree as follows:

                  SECTION 1. Definitions. As used in this Agreement, the following terms shall have the following meanings:

                           "Additional Interest" shall have the meaning set
                  forth in Section 4(a) hereof.

                           "Advice" shall have the meaning set forth in the last
                  paragraph of Section 5 hereof.

                           "Agreement" shall have the meaning set forth in the
                  first introductory paragraph hereto.

                           "Applicable Period" shall have the meaning set forth
                  in Section 2(b) hereof.

                           "Closing Date" shall mean the Closing Date set forth
                  in the Purchase Agreement.

                           "Company" shall have the meaning set forth in the
                  first introductory paragraph hereto.

                           "Consummate" or "Consummated" shall mean, for
                  purposes of this Agreement with respect to the Exchange Offer, the delivery by the Company to the Security Registrar under the Indenture of Exchange Notes in the same aggregate principal amount as the aggregate principal amount of Notes that were validly tendered by
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                  Holders thereof in accordance with the terms of the Exchange
                  Offer.

                           "Effectiveness Date" shall mean, with respect to any
                  Registration Statement, (a) if no Registration Statement has been filed by the Company pursuant to this Agreement, the 120th calendar day after the Issue Date and (b) in each other case (which may be applicable notwithstanding the consummation of the Exchange Offer), the 120th calendar day after the delivery of Shelf Notice.

                           "Effectiveness Period" shall have the meaning set
                  forth in Section 3(a) hereof.

                           "Event Date" shall have the meaning set forth in
                  Section 4(b) hereof.

                           "Exchange Act" shall mean the Securities Exchange Act
                  of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

                           "Exchange Notes" shall have the meaning set forth in
                  Section 2(a) hereof.

                           "Exchange Offer" shall have the meaning set forth in
                  Section 2(a) hereof.

                           "Exchange Registration Statement" shall have the
                  meaning set forth in Section 2(a) hereof.

                           "Holder" shall mean any holder of a Registrable Note
                  or Registrable Notes.

                           "Indemnified Person" shall have the meaning set forth
                  in Section 7(c) hereof.

                           "Indemnifying Person" shall have the meaning set
                  forth defined in Section 7(c) hereof.

                           "Indenture" shall mean the Indenture, dated as of
                  July 22, 1997, between the Company and The Bank of New York, as trustee, pursuant to which the Notes are being issued, as amended or supplemented from time to time in accordance with the terms thereof.

                           "Initial Purchasers" shall have the meaning set forth
                  in the first introductory paragraph hereto.

                           "Inspectors" shall have the meaning set forth in
                  Section 5(o) hereof.


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                           "Issue Date" shall mean the date on which the
                  original Notes were sold to the Initial Purchasers pursuant to the Purchase Agreement.

                           "Majority Holders" shall have the meaning set forth
                  in Section 3(c) hereof.

                           "NASD" shall have the meaning set forth in Section
                  5(s) hereof.

                           "Notes" shall have the meaning set forth in the
                  second introductory paragraph hereto.

                           "Participant" shall have the meaning set forth in
                  Section 7(a) hereof.

                           "Participating Broker-Dealer" shall have the meaning
                  set forth in Section 2(b) hereof.

                           "Person" shall mean an individual, trustee,
                  corporation, partnership, limited liability company, joint stock company, trust, unincorporated association, union, business association, firm or other legal entity.

                           "Private Exchange" shall have the meaning set forth
                  in Section 2(b) hereof.

                           "Private Exchange Notes" shall have the meaning set
                  forth in Section 2(b) hereof.

                           "Prospectus" shall mean the prospectus included in
                  any Registration Statement (including any prospectus subject to completion and a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, and all other amendments and supplements to the Prospectus, with respect to the terms of the offering of any portion of the Registrable Notes covered by such Registration Statement including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

                           "Purchase Agreement" shall have the meaning set forth
                  in the second introductory paragraph hereto.

                           "Records" shall have the meaning set forth in Section
                  5(o) hereof.


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                           "Registrable Notes" shall mean each Note upon
                  original issuance of the Notes and at all times subsequent thereto, each Exchange Note as to which Section 2(c)(iv) hereof is applicable upon original issuance and at all times subsequent thereto and each Private Exchange Note upon original issuance thereof and at all times subsequent thereto, until in the case of any such Note, Exchange Note or Private Exchange Note, as the case may be, the earliest to occur of
                  (i) a Registration Statement (other than, with respect to any Exchange Note as to which Section 2(c)(iv) hereof is applicable, the Exchange Registration Statement) covering such Note, Exchange Note or Private Exchange Note, as the case may be, has been declared effective by the SEC and such Note (unless such Note was not tendered for exchange by the Holder thereof), Exchange Note or Private Exchange Note, as the case may be, has been disposed of in accordance with such effective Registration Statement, (ii) such Note, Exchange Note or Private Exchange Note, as the case may be, is sold in compliance with Rule 144, or (iii) such Note, Exchange Note or Private Exchange Note, as the case may be, ceases to be outstanding for purposes of the Indenture.

                           "Registration Statement" shall mean any registration
                  statement of the Company, including, but not limited to, the Exchange Registration Statement, that covers any of the Registrable Notes pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

                           "Rule 144" shall mean Rule 144 promulgated under the
                  Securities Act, as such Rule may be amended from time to time, or any similar rule (other than Rule 144A) or regulation hereafter adopted by the SEC providing for offers and sales of securities made in compliance therewith resulting in offers and sales by subsequent holders that are not affiliates of an issuer of such securities being free of the registration and prospectus delivery requirements of the Securities Act.

                           "Rule 144A" shall mean Rule 144A promulgated under
                  the Securities Act, as such Rule may be amended from time to time, or any similar rule (other than Rule 144) or regulation hereafter adopted by the SEC.


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                           "Rule 415" shall mean Rule 415 promulgated under the
                  Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

                           "SEC" shall mean the Securities and Exchange
                  Commission.

                           "Securities Act" shall mean the Securities Act of
                  1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

                           "Shelf Notice" shall have the meaning set forth in
                  Section 2(c) hereof.

                           "Shelf Registration" shall have the meaning set forth
                  in Section 3(a) hereof.

                           "TIA" shall mean the Trust Indenture Act of 1939, as
                  amended.

                           "Trustee" shall mean the trustee under the Indenture
                  and, if existent, the trustee under any indenture governing the Exchange Notes and Private Exchange Notes (if any).

                           "Underwritten registration or underwritten offering"
                  shall mean a registration in which securities of the Company are sold to an underwriter for reoffering to the public.

                  SECTION 2. Exchange Offer. (a) The Company agrees to use its best efforts to file with the SEC an offer to exchange (the "Exchange Offer") any and all of the Registrable Notes (other than the Private Exchange Notes, if any) for a like aggregate principal amount of debt securities of the Company, which are identical in all material respects to the Notes (the "Exchange Notes") (and which are entitled to the benefits of the Indenture or a trust indenture which is identical in all material respects to the Indenture (other than such changes to the Indenture or any such identical trust indenture as are necessary to comply with any requirements of the SEC to effect or maintain the qualification thereof under the TIA) and which, in either case, has been qualified under the TIA), except that the Exchange Notes (other than Private Exchange Notes, if any) (i) shall contain no restrictive legend thereon and (ii) shall not contain any requirement by the Company to pay Additional Interest (other than with respect to periods prior to the issuance of such Exchange Notes). The Exchange Offer shall be registered under the Securities Act on the appropriate form (the "Exchange Registration Statement") and shall comply with all applicable


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tender offer rules and regulations under the Exchange Act. The Company agrees to use its best efforts to (x) cause the Exchange Registration Statement to be declared effective under the Securities Act on or before the Effectiveness Date;
(y) keep the Exchange Offer open for at least 30 calendar days (or longer if required by applicable law) after the date that notice of the Exchange Offer is mailed to Holders; and (z) Consummate the Exchange Offer on or prior to the 150th day following the Issue Date. If after such Exchange Registration
Statement is declared effective by the SEC, the Exchange Offer or the issuance of the Exchange Notes thereunder is interfered with by any stop order, injunction or other order or requirement of the SEC or any other governmental agency or court, such Exchange Registration Statement shall be deemed not to have become effective for purposes of this Agreement. Each Holder who participates in the Exchange Offer will be required to represent that any Exchange Notes received by it will be acquired in the ordinary course of its business, that at the time of the consummation of the Exchange Offer such Holder will have no arrangement or understanding with any Person to participate in any distribution of the Exchange Notes in violation of the provisions of the Securities Act, and that such Holder is not an affiliate of the Company within the meaning of the Securities Act. Upon consummation of the Exchange Offer in accordance with this Section 2, the Company shall have no further obligation to register Registrable Notes (other than Private Exchange Notes and other than in respect of any Exchange Notes as to which clause 2(c)(iv) hereof applies) pursuant to Section 3 hereof. No securities other than the Exchange Notes shall be included in the Exchange Registration Statement.

                  (b) The Company shall include within the Prospectus contained in the Exchange Registration Statement a section entitled "Plan of Distribution," which section shall be reasonably acceptable to the Initial Purchasers, and which shall contain a summary statement of the positions taken or policies made by the Staff of the SEC with respect to the potential "underwriter" status of any broker-dealer that is the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of Exchange Notes received by such broker-dealer in the Exchange Offer (a "Participating Broker-Dealer"), whether such positions or policies have been publicly disseminated by the Staff of the SEC or such positions or policies, in the judgment of counsel for the Initial Purchasers, represent the prevailing views of the Staff of the SEC, including a statement that any broker-dealer who receives Exchange Notes for Registrable Notes pursuant to the Exchange Offer may be deemed a statutory underwriter and must deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes, but such "Plan of Distribution" section shall not name any such Participating Broker-Dealer or disclose the amount of Notes held


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by any such Participating Broker-Dealer except to the extent required by the SEC as a result of a change in policy after the date of this Agreement.

                  If any Participating Broker-Dealer participates in the Exchange Offer and notifies the Company or causes the Company to be notified in writing that it is a Participating Broker-Dealer within 30 days after the last date for which exchanges are accepted pursuant to the Exchange Offer, the Company shall use its reasonable efforts to keep the Exchange Registration Statement effective and to amend and supplement the Prospectus contained therein, in order to permit such Prospectus to be lawfully delivered by any Participating Broker-Dealer subject to the prospectus delivery requirements of the Securities Act for such period of time as is necessary to comply with applicable law in connection with any resale of the Exchange Notes; provided, however, that such period shall not exceed 180 days after the last date for which exchanges are accepted pursuant to the Exchange Offer (or such shorter period when all Exchange Notes received by Participating Broker-Dealers in exchange for Registrable Notes acquired for their own account as a result of market-making or other trading activities have been disposed of by such Participating Broker-Dealers or such longer period if extended pursuant to the last paragraph of Section 5 hereof) (the "Applicable Period"); and Participating Broker-Dealers shall not be authorized by the Company to, and shall not, deliver such Prospectus after such period in connection with resales contemplated by this Section 2(b) or otherwise.

                  If, prior to the last date for which exchanges are accepted pursuant to the Exchange Offer, the Initial Purchasers hold any Notes acquired by them and having the status of an unsold allotment in the initial distribution, the Company shall, upon the request of any of the Initial Purchasers, simultaneously with the delivery of the Exchange Notes in the Exchange Offer issue and deliver to the Initial Purchasers in exchange (the "Private Exchange") for such Notes held by the Initial Purchasers a like principal amount of debt securities of the Company that are identical in all material respects to the Exchange Notes (the "Private Exchange Notes") (and which are issued pursuant to the same indenture as the Exchange Notes) except for the placement of a restrictive legend on such Private Exchange Notes. The Private Exchange Notes shall bear the same CUSIP number as the Exchange Notes.

                  Interest on the Exchange Notes and the Private Exchange Notes will accrue from the last interest payment date on which interest was paid on the Notes surrendered in exchange therefor or, if no interest has been paid on the Notes, from July 22, 1997.


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                  In connection with the Exchange Offer, the Company shall:

                  (i) mail to each Holder a copy of the Prospectus forming part of the Exchange Registration Statement, together with an appropriate letter of transmittal and related documents;

                  (ii) utilize the services of a depositary for the Exchange Offer with an address in the Borough of Manhattan, The City of New York;

                  (iii) permit Holders to withdraw tendered Notes at any time prior to the close of business, New York time, on the last business day on which the Exchange Offer shall remain open; and

                  (iv) otherwise comply in all material respects with all applicable laws, rules and regulations.

                  As soon as practicable after the close of the Exchange Offer or the Private Exchange, as the case may be, the Company shall:

                  (i) accept for exchange all Notes or portions thereof tendered and not validly withdrawn pursuant to the Exchange Offer or the Private Exchange;

                  (ii) deliver, or cause to be delivered, to the Trustee for cancellation all Notes or portions thereof so accepted for exchange by the Company; and

                  (iii) issue, and cause the Trustee to authenticate and deliver promptly to each Holder of Notes, either Exchange Notes or Private Exchange Notes, as the case may be, equal in principal amount to the Notes of such Holder so accepted for exchange.

                  The Exchange Notes and the Private Exchange Notes may be issued under (i) the Indenture or (ii) an indenture identical in all material respects to the Indenture, which in either event shall provide that (A) the Exchange Notes shall not be subject to the transfer restrictions applicable to the Notes or the requirement of the Company to pay Additional Interest thereon and (B) the Private Exchange Notes shall be subject to the transfer restrictions applicable to the Notes. The Indenture or such indenture shall provide that the Exchange Notes, the Private Exchange Notes and the Notes shall vote and consent together on all matters as one class and that none of the Exchange Notes, the Private Exchange Notes or the Notes will have the right to vote or consent as a separate class on any matter.


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                  (c) If (i) because of any change in law or in currently
prevailing interpretations of the Staff of the SEC, the Company is not permitted to effect an Exchange Offer, (ii) the Exchange Offer is not Consummated within 150 days of the Issue Date, (iii) any holder of Private Exchange Notes so requests at any time after the consummation of the Private Exchange or (iv) in the case of any Holder that participates in the Exchange Offer, such Holder does not receive Exchange Notes on the date of the exchange that may be sold without restriction under federal securities laws (other than due solely to the status of such Holder as an affiliate of the Company within the meaning of the Securities Act), then the Company shall promptly deliver written notice thereof (the "Shelf Notice") to the Trustee and, in the case of clauses (i) and (ii), all Holders, in the case of clause (iii), the Holders of the Private Exchange Notes and, in the case of clause (iv), the affected Holder, and shall file a Shelf Registration pursuant to Section 3 hereof.

             SECTION 3. Shelf Registration. If a Shelf Notice is delivered as contemplated by Section 2(c) hereof, then:

                  (a) Shelf Registration. The Company shall file with the SEC a Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415 covering all the Registrable Notes (the "Shelf Registration"). The Shelf Registration shall be on Form S-3 or another appropriate form permitting registration of such Registrable Notes for resale by Holders in the manner or manners designated by them. The Company shall not permit any securities other than the Registrable Notes to be included in the Shelf Registration.

             The Company shall use its best efforts to cause the Shelf Registration to be declared effective under the Securities Act on or prior to the Effectiveness Date and shall use its reasonable efforts to keep the Shelf Registration continuously effective under the Securities Act until the date which is two years from the Issue Date, subject to extension pursuant to the last paragraph of Section 5 hereof (the "Effectiveness Period"), or such shorter period ending when all Registrable Notes covered by the Shelf Registration have been sold in the manner set forth and as contemplated in the Shelf Registration.

                  (b) Withdrawal of Stop Orders. If the Shelf Registration ceases to be effective for any reason at any time during the Effectiveness Period (other than because of the sale of all the securities registered thereunder), the Company shall use its best efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof.


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                  (c) Supplements and Amendments. The Company shall promptly supplement and amend the Shelf Registration if required by the rules, regulations or instructions applicable to the registration form used for such Shelf Registration, if required by the Securities Act, or if reasonably requested by the Holders of a majority in aggregate principal amount (the "Majority Holders") of the Registrable Notes covered by such Registration Statement or by any underwriter of such Registrable Notes.

             SECTION 4. Additional Interest. (a) The Company and the Initial Purchasers agree that the Holders of Registrable Notes will suffer damages if the Company fails to fulfill its obligations under Section 2 or Section 3 hereof and that it would not be feasible to ascertain the extent of such damages with precision. The Company agrees under the Notes and the Indenture to pay additional interest on the Notes ("Additional Interest"), as liquidated damages, under the circumstances and to the extent set forth below:

                  (i) if (A) neither the Exchange Registration Statement nor the Shelf Registration is declared effective by the SEC on or prior to the relevant Effectiveness Date or (B) notwithstanding that the Company has Consummated or will Consummate the Exchange Offer, the Company is required to file a Shelf Registration and such Shelf Registration is not declared effective by the SEC on or prior to the Effectiveness Date in respect of such Shelf Registration, then, for the first 90 days commencing on the day after such Effectiveness Date, Additional Interest shall accrue on the principal amount of the Notes included or which should have been included in such Registration Statement over and above the stated interest at a rate of 0.25% per annum, such Additional Interest rate increasing by an additional 0.25% per annum at the beginning of each subsequent 90-day period; and

                  (ii) if (A) the Company has not exchanged Exchange Notes for all Notes validly tendered in accordance with the terms of the Exchange Offer on or prior to the 150th day after the Issue Date or (B) if applicable, the Shelf Registration has been declared effective and such Shelf Registration ceases to be effective at any time during the Effectiveness Period (other than after such time as all Notes have been disposed of thereunder), then Additional Interest shall accrue on the principal amount of the Notes over and above the stated interest at a rate of 0.25% per annum for the first 90 days commencing on (x) the 151st day after the Issue Date with respect to the Notes validly tendered and not exchanged by the Company, in the case of (A) above, or
         (y) the day such Shelf Registration ceases to


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         be effective in the case of (B) above (it being understood and agreed that, notwithstanding any provision to the contrary, so long as any Note which is the subject of a Shelf Notice is then covered by an effective Shelf Registration Statement, no Additional Interest shall accrue on such Note), such Additional Interest rate increasing by an additional 0.25% per annum at the beginning of each subsequent 90-day period;

provided, however, that the Additional Interest rate on any affected Note may not exceed at any one time in the aggregate 1.00% per annum; provided further, however, that (1) upon the effectiveness of the Exchange Registration Statement or the Shelf Registration (in the case of clause (i) of this Section 4(a)) or
(2) upon the exchange of Exchange Notes for all Notes validly tendered and not validly withdrawn (in the case of clause (ii)(A) of this Section 4(a)) or upon the effectiveness of the Shelf Registration which had ceased to remain effective (in the case of (ii)(B) of this Section 4(a)), Additional Interest on the affected Notes as a result of such clause (or the relevant subclause thereof), as the case may be, shall cease to accrue.

                  (b) As provided in the Indenture, the Company shall notify the Trustee within three business days after each and every date on which an event occurs in respect of which Additional Interest is required to be paid (an "Event Date") any amounts of Additional Interest will be payable to the Holders of affected Notes in cash semiannually on each January 15 and July 15 (to the holders of record on the January 1 and July 1 immediately preceding such dates), commencing with the first such date occurring after any such Additional Interest commences to accrue the amount of Additional Interest will be determined by multiplying the applicable Additional Interest rate by the principal amount of the affected Registrable Notes of such Holders, multiplied by a fraction, the numerator of which is the number of days such Additional Interest rate was applicable during such period (determined on the basis of a 360-day year comprised of twelve 30-day months and, in the case of a partial month, the actual number of days elapsed), and the denominator of which is 360.

             SECTION 5. Registration Procedures. In connection with the filing of any Registration Statement pursuant to Sections 2 or 3 hereof, the Company shall effect such registration(s) to permit the sale of the securities covered thereby in accordance with the intended method or methods of disposition thereof, and pursuant thereto and in connection with any Registration Statement filed by the Company hereunder, the Company shall:


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                  (a) prepare and file with the SEC a Registration Statement or
         Registration Statements as prescribed by Sections 2 or 3 hereof, to use its best efforts to cause each such Registration Statement to become effective and to use its reasonable efforts to cause such Registration Statement to remain effective as provided herein; provided, however, that, if (i) such filing is pursuant to Section 3 hereof, or (ii) a Prospectus contained in an Exchange Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period, before filing any Registration Statement or Prospectus or any amendments or supplements thereto, the Company shall, if requested, furnish to and afford the Holders of the Registrable Notes covered by such Registration Statement or each such Participating Broker-Dealer, as the case may be, one counsel selected by the Majority Holders (the "Majority Counsel") and the managing underwriters of an underwritten offering (and their counsel, if any) of Registrable Notes, if any, a reasonable opportunity to review copies of all such documents (including copies of any documents to be incorporated by reference therein and all exhibits thereto) proposed to be filed (in each case at least five business days prior to such filing), provided that the Company shall only be liable for the fees and expenses of such counsel to the extent provided in
         Section 6 hereof. The Company shall not file any Registration Statement or Prospectus or any amendments or supplements thereto in respect of which the Holders must be afforded an opportunity to review prior to the filing of such document, if the Majority Holders of the Registrable Notes covered by such Registration Statement, or any such Participating Broker-Dealer, as the case may be, the Majority Counsel, or the managing underwriters (or their counsel, if any), if any, shall reasonably object;

                  (b) prepare and file with the SEC such amendments and post-effective amendments to each Shelf Registration or Exchange Registration Statement, as the case may be, as may be necessary to keep such Registration Statement continuously effective for the Effectiveness Period or the Applicable Period or until consummation of the Exchange Offer, as the case may be; cause the related Prospectus to be supplemented by any Prospectus supplement required by applicable law, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) under the Securities Act; and comply with the provisions of the Securities Act and the Exchange Act applicable to it with respect to the disposition of all securities covered by such Registration Statement as so amended or in such Prospectus as so supplemented and with respect to the subsequent resale


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         of any securities being sold by a Participating Broker-Dealer covered by any such Prospectus; the Company will be deemed not to have used its reasonable efforts to cause the Exchange Offer Registration Statement or any Shelf Registration Statement, as the case may be, to remain effective during the Applicable Period or the Effectiveness Period, as the case may be, if the Company voluntarily takes any action that would result in the Holder of Registrable Notes covered thereby or Participating Broker-Dealers seeking to sell Exchange Notes not being able to sell such Registrable Notes or Exchange Notes, as the case may be, during that period unless (i) such action is, in the reasonable judgment of the Company, required by applicable law (including any interpretation of the SEC) or (ii) such action is taken by the Company in good faith and for valid business reasons (not including avoidance of the Company's obligations hereunder), including the acquisition or divestiture of assets, so long as the Company promptly complies with the requirements of Section 5(k) hereof and the last paragraph of this
         Section 5;

                  (c) if (i) a Shelf Registration is filed pursuant to Section 3 hereof, or (ii) a Prospectus contained in an Exchange Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period, notify the selling Holders of Registrable Notes, or each such Participating Broker-Dealer, as the case may be, the Majority Counsel and the managing underwriters of an underwritten offering of Registrable Notes and their counsel, if any, promptly (but in any event within three business days) (A) when a Prospectus or any supplement thereto or post-effective amendment has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective under the Securities Act (including in such notice a written statement that any Holder may, upon request, obtain, at the sole expense of the Company, one conformed copy of such Registration Statement or post-effective amendment including financial statements and schedules, documents incorporated or deemed to be incorporated by reference and exhibits), (B) of the issuance by the SEC of any stop order suspending the effectiveness of a Registration Statement or of any order preventing or suspending the use of any preliminary prospectus or the initiation of any proceedings for that purpose, (C) if at any time when a prospectus is required by the Securities Act to be delivered in connection with sales of the Registrable Notes or resales of Exchange Notes by Participating Broker-Dealers upon written notice by any such Participating Broker-Dealer of a resale, the representations


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          and warranties of the Company contained in any agreement (including any underwriting agreement), contemplated by Section 5(n) hereof cease to be true and correct, (D) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of a Registration Statement or any of the Registrable Notes or the Exchange Notes to be sold by any Participating Broker-Dealer for offer or sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose, (E) of the happening of any event, the existence of any condition or any information becoming known that makes any statement made in such Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in or amendments or supplements to such Registration Statement, Prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (F) of the determination by the Company that a post-effective amendment to a Registration Statement would be appropriate;

                  (d) use its reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of the Registration Statement or the qualification (or exemption from qualification) of any of the Registrable Notes or the Exchange Notes for sale in any jurisdiction as soon as practicable;

                  (e) if a Shelf Registration is filed pursuant to Section 3 and if requested by the managing underwriter or underwriters (if any), or the Holders of a majority in principal amount of the Registrable Notes being sold in connection with an underwritten offering, (i) promptly incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriter or underwriters (if any), such Holders, or counsel for any of them reasonably request to be included therein, (ii) make all required filings of such prospectus supplement or such post-effective amendment as soon as practicable after the Company has received notification of the matters to be incorporated in such prospectus supplement or post-effective amendment, and (iii) supplement or make amendments to such Registration Statement;

                  (f) if (1) a Shelf Registration is filed pursuant to Section 3 hereof, or (2) a Prospectus contained in an Exchange Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period, furnish to each selling Holder of Registrable Notes and to each such Participating Broker-Dealer who so requests, to the Majority Counsel and to each managing underwriter of an underwritten public offering of Registrable Notes and their counsel, if any, at the sole expense of the Company, one conformed copy of the Registration Statement or Registration Statements and each post-effective amendment thereto, including financial statements and schedules, and, if requested, all documents incorporated or deemed to be incorporated therein by reference and all exhibits;

                  (g) if (1) a Shelf Registration is filed pursuant to Section 3 hereof, or (2) a Prospectus contained in an Exchange Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period, deliver to each selling Holder of Registrable Notes, or each such Participating Broker-Dealer, as the case may be, the Majority Counsel, and to the underwriters, if any, and such underwriters' counsel, at the sole expense of the Company, as many copies of the Prospectus or Prospectuses (including each form of preliminary prospectus) and each amendment or supplement thereto and any documents incorporated by reference therein as such Persons may reasonably request; and, subject to the last paragraph of this Section 5, the Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holders of Registrable Notes or each such Participating Broker-Dealer, as the case may be, and the underwriters or agents, if any, and dealers (if any), in connection with the offering and sale of the Registrable Notes covered by, or the sale by Participating Broker-Dealers of the Exchange Notes pursuant to, such Prospectus and any amendment or supplement thereto;

                  (h) prior to any public offering of Registrable Notes or any delivery of a Prospectus contained in the Exchange Registration Statement by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period, use its reasonable efforts to register or qualify such Registrable Notes (and to cooperate with selling

         Holders of Registrable Notes or each such Participating Broker-Dealer, as the case may be, the Majority Counsel, the managing underwriter or underwriters, if any, and such underwriters' counsel in connection with the registration or qualification (or exemption from such reregistration or qualification) of such Registrable Notes) for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as any selling Holder, Participating Broker-Dealer, or the managing underwriter or underwriters of an underwritten offering of Registrable Notes shall reasonably request in writing; provided, however, that where Exchange Notes held by Participating Broker-Dealers or Registrable Notes are offered other than through an underwritten offering, the Company agrees to cause its counsel to perform Blue Sky investigations and file registrations and qualifications required to be filed pursuant to this Section 5(h); keep each such registration or qualification (or exemption therefrom) effective during the period such Registration Statement is required to be kept effective and do any and all other acts or things reasonably necessary or advisable to enable the disposition in such jurisdictions of the Exchange Notes held by Participating Broker-Dealers or the Registrable Notes covered by the applicable Registration Statement; provided, however, that the Company shall not be required to (A) qualify generally to do business in any jurisdiction where it is not then so qualified, (B) take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject or (C) subject itself to taxation in excess of a nominal dollar amount in any such jurisdiction where it is not then so subject;

                  (i) if a Shelf Registration is filed pursuant to Section 3 hereof, cooperate with the selling Holders of Registrable Notes and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Notes to be sold, which certificates shall not bear any restrictive legends (except any customary legend borne by securities held through The Depository Trust Company or any similar depository) and shall be in a form eligible for deposit with The Depository Trust Company; and enable such Registrable Notes to be in such denominations (consistent with the provisions of the Indenture and the officers' certificate establishing the form and terms of the Notes pursuant to the Indenture) and registered in such names as the managing underwriter or underwriters, if any, or Holders may reasonably request;

                  (j) use its reasonable efforts to cause the Registrable Notes covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the Holders thereof or the underwriter or underwriters, if any, to dispose of such Registrable Notes, except as may be required solely as a consequence of the nature of a selling Holder's business, in which case the Company will cooperate in all reasonable respects with the filing of such Registration Statement and the granting of such approvals;

                  (k) if (1) a Shelf Registration is filed pursuant to Section 3 hereof, or (2) a Prospectus contained in an Exchange Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period, upon the occurrence of any event contemplated by paragraph 5(c)(ii)(E) or 5
         (c)(ii)(F) hereof, as promptly as practicable prepare and (subject to Section 5(a) hereof) file with the SEC, at the sole expense of the Company, a supplement or post-effective amendment to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Notes being sold thereunder or to the purchasers of the Exchange Notes to whom such Prospectus will be delivered by a Participating Broker-Dealer, any such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                  (l) use its reasonable efforts to cause the Registrable Notes covered by a Registration Statement or the Exchange Notes, as the case may be, to be rated with the appropriate rating agencies, if so requested by the Holders of a majority in aggregate principal amount of Registrable Notes covered by such Registration Statement or the Exchange Notes, as the case may be, or the managing underwriter or underwriters, if any;

                  (m) prior to the effective date of the first Registration Statement relating to the Registrable Notes, (i) provide the Trustee with certificates for the Registrable Notes or Exchange Notes, as the case may be, in a form eligible for deposit with The Depository Trust Company and (ii) provide a CUSIP number for the Registrable Notes or Exchange Notes, as the case may be;

                  (n) in the case of a Shelf Registration, enter into such agreements (including underwriting agreements) as are customary in underwritten offerings and take all such other appropriate actions as are reasonably requested in order to expedite or facilitate the registration or disposition of such Registrable Notes, and in such connection, whether or not an underwriting agreement is entered into and whether or not the registration is an underwritten registration, if requested by (x) any Initial Purchaser, in the case where an Initial Purchaser holds Notes acquired by it as part of the initial distribution and (y) other Holders of Notes covered thereby, (i) make such representations and warranties to, and covenants with, Holders of such Registrable Notes and the underwriters (if any) with respect to the business of the Company and its subsidiaries and the Registration Statement, Prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, as are customarily made by issuers to underwriters in underwritten offerings of debt securities with similar credit ratings to the Notes, and confirm the same in writing if and when requested; (ii) obtain the written opinion of counsel to the Company (which may be the Company's General Counsel) and written updates thereof in form, scope and substance reasonably satisfactory to the managing underwriter or underwriters (if any) and the Majority Holders of Registrable Notes covered by such Registration Statement, addressed to each selling Holder and the underwriters (if any) covering the matters customarily covered in opinions requested in underwritten offerings of debt securities with similar credit ratings to the Notes and such other matters as may be reasonably requested by the managing underwriter or underwriters or the Majority Holders of Registrable Notes covered by such Registration Statement; (iii) obtain "cold comfort" letters and updates thereof in form, scope and substance reasonably satisfactory to the managing underwriter or underwriters from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included or incorporated by reference in the Registration Statement), addressed to each of the underwriters, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with underwritten offerings of debt securities with similar credit ratings to the Notes and such other matters as reasonably requested by the managing underwriter or underwriters; and (iv) if an underwriting agreement is entered into, the same shall contain indemnification provisions and procedures no less favorable than those set forth in Section 7 hereof (or such other provisions and procedures acceptable to the Majority Holders of Registrable Notes covered by such Registration Statement and the managing underwriter or underwriters or agents) with respect to all parties to be indemnified pursuant to said Section, including, without limitation, such underwriters and selling Holders. The above shall be done at the closing under such underwriting agreement, or as and to the extent required thereunder;

                  (o) if (1) a Shelf Registration is filed pursuant to Section 3 hereof, or (2) a Prospectus contained in an Exchange Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period, and to the extent customary in connection with a due diligence investigation for an offering of debt securities with a similar credit rating, make available for inspection by representatives approved by the Majority Holders of such Registrable Notes being sold, or such Participating Broker-Dealers, as the case may be, any underwriter participating in any such disposition of Registrable Notes, if any, one counsel to the underwriters, if any (collectively, the "Inspectors"), at the offices where normally kept, during reasonable business hours, all financial and other records, pertinent corporate documents and instruments of the Company and its subsidiaries (collectively, the "Records") as shall be reasonably necessary to enable them to exercise any applicable due diligence responsibilities. Records which the Company determines, in good faith, to be confidential and any Records which it notifies the Inspectors are confidential shall not be disclosed by the Inspectors unless (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in such Registration Statement, (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, (iii) disclosure of such information is, in the opinion of counsel for any Inspector, necessary or advisable in connection with any action, claim, suit or proceeding, directly or indirectly, involving or potentially involving such Inspector and arising out of, based upon, relating to, or involving this Agreement, or any transactions contemplated hereby or arising hereunder, or (iv) the information in such Records has been made generally available to the public. Each selling Holder of such Registrable Securities and each such Participating Broker-Dealer will be required to agree that information obtained by it as a result of such inspections shall be deemed confidential and shall not be used by it as the basis for any market transactions in the securities of the Company unless and until such information is generally available to the public. Each selling Holder of such Registrable Notes and each such Participating Broker-Dealer will be required to further agree that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company and allow the Company to undertake appropriate action to prevent disclosure of the Records deemed confidential at the Company's sole expense;

                  (p) provide an indenture trustee for the Registrable Notes or the Exchange Notes, as the case may be, and use its reasonable efforts to cause the Indenture or the trust indenture provided for in Section 2(a) hereof, as the case may be, to be qualified under the TIA not later than the effective date of the Exchange Offer or the first Registration Statement relating to the Registrable Notes; and in connection therewith, cooperate with the trustee under any such indenture and the Holders of the Registrable Notes, to effect such changes to such indenture as may be required for such indenture to be so qualified in accordance with the terms of the TIA; and execute, and use its reasonable efforts to cause such trustee to execute, all documents as may be required to effect such changes, and all other forms and documents required to be filed with the SEC to enable such indenture to be so qualified in a timely manner;

                  (q) comply with all applicable rules and regulations of the SEC and make generally available to its securityholders earnings statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act) no later than 45 days after the end of any 12-month period (or 90 days after the end of any 12-month period if such period is a fiscal year) (i) commencing at the end of any fiscal quarter in which Registrable Notes are sold to underwriters in a firm commitment or best efforts underwritten offering and (ii) if not sold to underwriters in such an offering, commencing on the first day of the first fiscal quarter of the Company after the effective date of a Registration Statement, which statements shall cover said 12-month periods;

                  (r) in the case of an Exchange Offer or a Private Exchange, upon delivery of the Registrable Notes by Holders to the Company (or to such other Person as directed by the Company) in exchange for the Exchange Notes or the Private Exchange Notes, as the case may be, the Company shall mark, or cause to be marked, on such Registrable Notes that such

         Registrable Notes are being canceled in exchange for the Exchange Notes or the Private Exchange Notes, as the case may be; in no event shall such Registrable Notes be marked as paid or otherwise satisfied;

                  (s) cooperate with each seller of Registrable Notes covered by any Registration Statement and each underwriter, if any, participating in the disposition of such Registrable Notes and their respective counsel in connection with any filings required to be made with the National Association of Securities Dealers, Inc. (the "NASD");

                  (t) in the case of any Exchange Registration Statement, the Company agrees to deliver to the Initial Purchasers or to another representative of the Participating Broker-Dealers, if requested by any such Initial Purchasers or such other representative of the Participating Broker-Dealers, on behalf of the Participating Broker-Dealers, upon consummation of the Exchange Offer (i) an opinion of counsel in form and substance reasonably satisfactory to the Initial Purchasers or such other representative of the Participating Broker-Dealers, covering such matters customarily covered in opinions requested in connection with Exchange Registration Statements and such other matters as may be reasonably requested (it being agreed that the matters to be covered by such opinion may be subject to customary qualifications and exceptions), (ii) an officers' certificate containing certifications substantially similar to those set forth in
         Section 7(f) of the Purchase Agreement and such additional certifications as are customarily delivered in a public offering of debt securities and (iii) as well as upon the effectiveness of the Exchange Registration Statement, a "cold comfort" letter, in each case, in customary form if permitted by Statement on Auditing Standards No. 72; and

                  (u) use its reasonable efforts to take all other steps necessary or advisable to effect the registration of the Registrable Notes covered by a Registration Statement contemplated hereby.

             The Company may require each seller of Registrable Notes as to which any Registration is being effected to furnish to the Company such information regarding such seller and the distribution of such Registrable Notes as the Company may, from time to time, reasonably request. The Company may exclude from such registration the Registrable Notes of any seller who unreasonably fails to furnish such information within a reasonable time after receiving such request. Each seller as to which any Shelf Registration is being effected agrees to furnish promptly to the Company all information required to be disclosed in order to make the information previously furnished to the Company by such seller not materially misleading.

                  Each Holder of Registrable Notes and each Participating Broker-Dealer agrees by acquisition of such Registrable Notes or Exchange Notes to be sold by such Participating Broker-Dealer, as the case may be, that, upon actual receipt of any notice from the Company of the happening of any event of the kind described in Section 5 (c)(ii)(B), 5 (c)(ii)(D), 5 (c)(ii)(E), or 5
(c)(ii)(F) hereof, such Holder will forthwith discontinue disposition of such Registrable Notes covered by such Registration Statement or Prospectus or Exchange Notes to be sold by such Holder or Participating Broker-Dealer, as the case may be, until such Holder's or Participating Broker-Dealer's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 5(k) hereof, or until it is advised in writing (the "Advice") by the Company that the use of the applicable Prospectus may be resumed, and has received copies of any amendments or supplements thereto. In the event the Company shall give any such notice, each of the Effectiveness Period and the Applicable Period shall be extended by the number of days during such periods from and including the date of the giving of such notice to and including the date when each seller of Registrable Notes covered by such Registration Statement or Exchange Notes to be sold by such Participating Broker-Dealer, as the case may be, shall have received (x) the copies of the supplemented or amended Prospectus contemplated by Section 5(k) hereof or (y) the Advice.

                  SECTION 6. Registration Expenses. (a) All fees and expenses incident to the performance of or compliance with this Agreement by the Company shall be borne by the Company whether or not the Exchange Offer or a Shelf Registration is filed or becomes effective, including, without limitation (i) all registration and filing fees and expenses (including (A) fees with respect to filings required to be made with the NASD in connection with an underwritten offering (and, if applicable, the fees and expense of any "qualified independent underwriter" and its counsel that may be required by the rules and regulations of the NASD) and (B) fees and expenses of compliance with state securities or Blue Sky laws (including reasonable fees and disbursements of counsel in connection with Blue Sky qualifications of the Registrable Notes or Exchange Notes and determination of the eligibility of the Registrable Notes or Exchange Notes for investment under the laws of such jurisdictions (x) where the holders of Registrable Notes are located, in the case of the Exchange Notes, or (y) as provided in Section 5(h) hereof, in the case of Registrable Notes or Exchange Notes to be sold by a Participating Broker-Dealer during the Applicable Period)), (ii) printing expenses, including expenses of printing certificates for Registrable Notes or Exchange Notes in a form eligible for deposit with The Depository Trust Company and of printing prospectuses if the printing of prospectuses is requested by the managing underwriter or underwriters, if any, by the Majority Holders of the Registrable Notes included in any Registration Statement or sold by any Participating Broker-Dealer, as the case may be, (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for the Company and, subject to the provisions of Section 6(b) hereof, reasonable fees and disbursements of counsel for the sellers of Registrable Notes, (v) fees and disbursements of all independent certified public accountants of the Company (including the expenses of any special audit and "cold comfort" letters required by or incident to such performance), (vi) rating agency fees, if any, and any fees associated with making the Registrable Notes or Exchange Notes eligible for trading through The Depository Trust Company, (vii) Securities Act liability insurance, if the Company desires such insurance, (viii) fees and expenses of all other Persons retained by the Company, (ix) internal expenses of the Company (including all salaries and expenses of officers and employees of the Company performing legal or accounting duties), (x) the expense of any annual audit,
(xi) the fees and expenses of the Trustee, and any exchange agent or custodian,
(xii) the fees and expenses incurred in connection with the listing of the securities to be registered on any securities exchange or an automated quotation system, if applicable, and (xiii) the expenses relating to printing, word processing and distributing all Registration Statements, any underwriting agreement, indentures and any other documents necessary in order to comply with this Agreement.

                  (b) The Company shall (i) reimburse the Holders of the Registrable Notes being registered pursuant to this Agreement for the reasonable fees and disbursements, in an aggregate amount not to exceed $25,000, of not more than one counsel (in addition to appropriate local counsel) chosen by the Majority Holders of the Registrable Notes to be included in such Registration Statement and (ii) reimburse out-of-pocket expenses (other than legal expenses) of Holders of Registrable Notes incurred in connection with the registration and sale of the Registrable Notes pursuant to a Shelf Registration or in connection with the exchange of Registrable Notes pursuant to the Exchange Offer.

         SECTION 7. Indemnification. (a) The Company agrees to indemnify and hold harmless each Holder of Registrable Notes offered pursuant to a Shelf Registration Statement and each Participating Broker-Dealer selling Exchange Notes during the Applicable Period, the affiliates, directors, officers, agents, representatives and employees of each such Person or its affiliates, and each other Person, if any, who controls any such Person or its affiliates within the meaning of either Section 15 of the Securities Act or Section 20(a) of the Exchange Act (each, a "Participant"), from and against any and all losses, liabilities, claims, damages and expenses whatsoever as incurred (including reasonable attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained or incorporated by reference in any Registration Statement pursuant to which the offering of such Registrable Notes or Exchange Notes, as the case may be, is registered, or in any supplement thereto or amendment thereof, or any related Prospectus, or any supplement thereto or amendment thereof, or any related preliminary Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company will not be liable to any Participant in any such case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information relating to such Participant furnished to the Company in writing by or on behalf of such Participant expressly for use therein; provided further, however, that such indemnity agreement with respect to any preliminary Prospectus shall not inure to the benefit of any Participant from whom the Person asserting any loss, liability, claim, damage or expense purchased Registrable Notes or Exchange Notes, as the case may be, if a copy of the Prospectus filed as part of an effective Registration Statement (as then amended or supplemented and furnished by the Company to such Participant) was not sent or given by or on behalf of such Participant to such Person, if such is required by law, at or prior to the sale of such Registrable Notes or Exchange Notes, as the case may be, and if such Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, liability, claim, damage or expense. This indemnity agreement will be in addition to any liability which the Company may otherwise have, including under this Agreement.

                  (b) Each Participant agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors and officers and each Person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act to the same extent as the foregoing indemnity from the Company to each Participant, but only with reference to information relating to such Participant furnished to the Company in writing by or on behalf of such Participant expressly for use in any Registration Statement or Prospectus, any amendment or supplement thereto, or any preliminary prospectus or (ii) with respect to any untrue statement or representation made by such Participant in writing to the Company pursuant to Section 2(a) hereof.

                  (c) Promptly after receipt by any Person in respect of which indemnity may be sought under subsection (a) or (b) above of notice of the commencement of any action, such Person (the "Indemnified Person") shall, if a claim in respect thereof is to be made against the Person whom such indemnity may be sought (the "Indemnifying Person") under such subsection, notify each Indemnifying Person against whom indemnification is to be sought in writing of the commencement thereof, provided, however, that failure to notify the Indemnifying Person shall not relieve it from any liability which it may have under paragraph (a) or (b) above except to the extent it has been materially prejudiced by such failure; and provided further that the failure to notify the Indemnifying Person shall not relieve it from any liability which it may have to an Indemnified Person otherwise than under this Section 7. In case any such action is brought against any Indemnified Person, and it notifies an Indemnifying Person of the commencement thereof, the Indemnifying Person will be entitled to participate therein, and to the extent it may elect by written notice delivered to the Indemnified Person promptly after receiving the aforesaid notice from such Indemnified Person, to assume the defense thereof with counsel satisfactory to such Indemnified Person. Notwithstanding the foregoing, the Indemnified Person or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person or parties unless (i) the employment of such counsel shall have been authorized in writing by the Indemnifying Persons in connection with the defense of such action, (ii) the Indemnifying Persons shall not have employed counsel to take charge of the defense of such action within a reasonable time after receipt of notice of commencement of the action, or (iii) such Indemnified Person or Persons shall have been advised by counsel that there may be defenses available to it or them which are different from or additional to those available to one or all of the Indemnifying Persons (in which case the Indemnifying Persons shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of the Indemnified Person or Persons), in which event the reasonable fees and expenses of one separate firm of attorneys for all such Indemnified Persons (together with one firm of local counsel in each appropriate jurisdiction) shall be borne by the Indemnifying Persons. Anything in this subsection to the contrary notwithstanding, an Indemnifying Person shall not be liable for any settlement of any claim or action effected without its written consent; provided, however, that such consent was not unreasonably withheld. No Indemnifying Person shall, without the prior written consent of the Indemnified Persons, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution is being sought under this Section 7 (whether or not the Indemnified Persons are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional written release in form and substance satisfactory to the Indemnified Persons from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person unless such statement is otherwise consented to in writing by the Indemnified Party.

                  (d) In order to provide for contribution in circumstances in which the indemnification provided for in the preceding paragraphs of this
Section 7 is for any reason held to be unavailable from any Indemnifying Person or is insufficient to hold harmless an Indemnified Person thereunder, each Indemnifying Person shall contribute to the aggregate losses, claims, damages, liabilities and expenses of the nature contemplated by such indemnification provision (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting in the case of losses, claims, damages, liabilities and expenses suffered by the Company any contribution received by the Company from persons, other than the Indemnified Persons, who may also be liable for contribution, including persons who control the Company within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, officers and directors of the Company) as incurred to which the Indemnified Party may be subject, in such proportions as is appropriate to reflect the relative benefits received by the Indemnifying Person or Persons, on the one hand, and the Indemnified Person or Persons on the other from the offering of the Notes or, if such allocation is not permitted by applicable law or indemnification is not available as a result of the Indemnifying Person not having received notice as provided in the preceding paragraphs of this Section 7, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Indemnifying Person or Persons, on the one hand, and the Indemnified Person or Persons on the other in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Participant and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties agree that it would not be just and equitable if contribution pursuant to this paragraph (d) were determined by pro rata allocation (even if the Participants were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), (i) in no case shall a Participant be required to contribute any amount in excess of the amount by which proceeds received by such Participant from sales of Registrable Notes or Exchange Notes, as the case may be, exceeds the amount of damages that such Participant has otherwise been required to pay or has paid by reason of such untrue statement or alleged untrue statement or omission or alleged omission, and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this paragraph (d), each Person, if any, who controls a Participant within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act shall have the same rights to contribution as such Participant, and each Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, each director and officer of the Company shall have the same rights to contribution as the Company, subject in each case to clauses (i) and (ii) of this Paragraph (d). Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties, notify each party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this paragraph (d) or otherwise, except to the extent that such omission results in material prejudice; provided, however, that the omission to so notify shall not relieve a party from any liability which it may have to another party otherwise than under this Section 7. No party shall be liable for contribution with respect to any action or claim settled without its written consent; provided, however, that such consent was not unreasonably withheld.

         SECTION 8. Rule 144 and Rule 144A. The Company covenants that it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder in a timely manner in accordance with the requirements of the Securities Act and the

Exchange Act and, if at any time the Company is not required to file such reports, it will, upon the request of any Holder of Registrable Notes, make publicly available (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such forms, including for each a "Management's Discussion and Analysis of Results of Operations and Financial Condition" and, with respect to the annual information only, a report thereon by the Company's independent certified public accountants and (ii) all reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports. The Company further covenants for so long as any Registrable Notes remain outstanding, to make available to any Holder or beneficial owner of Registrable Notes in connection with any sale thereof and any prospective purchaser of such Registrable Notes from such Holder or beneficial owner the information required by Rule 144A(d)(4) under the Securities Act in order to permit resales of such Registrable Notes pursuant to Rule 144A.

         SECTION 9. Underwritten Registration. If any of the Registrable Notes covered by any Shelf Registration are to be sold in an underwritten offering, the investment banker or investment bankers and manager or managers that will manage the offering will be selected by the Majority Holders of such Registrable Notes included in such offering and reasonably acceptable to the Company.

         No Holder of Registrable Notes may participate in any underwritten registration hereunder unless such Holder (a) agrees to sell such Holder's Registrable Notes on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

         SECTION 10. Miscellaneous. (a) No Inconsistent Agreements. The Company has not entered, as of the date hereof, and the Company will not, after the date of this Agreement, enter into any agreement with respect to any of its securities that is inconsistent with the rights granted to the Holders of Registrable Notes in this Agreement or otherwise conflicts with the provisions hereof. The Company has not entered and the Company will not enter into any agreement with respect to any of its securities which will grant to any Person piggy-back registration rights with respect to a Registration Statement.

                  (b) Adjustments Affecting Registrable Notes. The Company will not, directly or indirectly, take any action with respect to the Registrable Notes as a class that would adversely affect the ability of the Holders of Registrable Notes to include such Registrable Notes in a registration undertaken pursuant to this Agreement.

                  (c) Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, otherwise than with the prior written consent of the Holders of not less than a majority in aggregate principal amount of the then outstanding Registrable Notes. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders of Registrable Notes whose securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect, impair, limit or compromise the rights of other Holders of Registrable Notes may be given by Holders of at least a majority in aggregate principal amount of the Registrable Notes being sold by such Holders pursuant to such Registration Statement; provided, however, that the provisions of this sentence may not be amended, modified or supplemented except in accordance with the provisions of the immediately preceding sentence.

                  (d) Notices. All notices and other communications (including any notices or other communications to the Trustee) provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, next-day air courier or facsimile:

              (i) if to a Holder of the Registrable Notes or any Participating Broker-Dealer, at the most current address of such Holder or Participating Broker-Dealer, as the case may be, set forth on the records of the registrar under the Indenture, with a copy in like manner to the Initial Purchasers as follows:

                           Bear, Stearns & Co. Inc.
                           245 Park Avenue
                           New York, NY  10167
                           Facsimile No:  (212) 272-6227
                           Attention:  Capital Markets, 4th Floor

         with a copy to:

                           Stroock & Stroock & Lavan LLP
                           180 Maiden Lane
                           New York, NY  10038-4982
                           Facsimile No.: (212) 806-6006
                           Attention:  Stuart H. Coleman, Esquire

                  (ii) if to the Initial Purchasers, at the address specified in Section 10(d)(i);

                  (iii) if to the Company, as follows:

                        P. H. Glatfelter Company
                        228 South Main Street
                        Spring Grove, PA 17362
                        Facsimile No.: (717) 225-6834
                        Attention:  Mr. Robert S. Wood
                                    Secretary and Treasurer

         with copies to:

                        Ballard Spahr Andrews & Ingersoll
                        1735 Market Street, 51st Floor
                        Philadelphia, PA 19103
                        Facsimile No.: (215) 864-8999
                        Attention:  Morris Cheston, Jr., Esquire

                  All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; one business day after being timely delivered to a next-day air courier; and when receipt is acknowledged by the addressee, if sent by facsimile.

                  Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee at the address and in the manner specified in such Indenture.

                           (e) Successors and Assigns. This Agreement shall
inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto; provided, however, that this Agreement shall not inure to the benefit of or be binding upon a successor or assign of a Holder unless and to the extent such successor or assign holds Registrable Notes.

                           (f) Counterparts. This Agreement may be executed in
any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                           (g) Headings. The headings in this Agreement are for
convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                           (h) Governing Law. This Agreement shall be governed
by and construed in accordance with the laws of the

State of New York, as applied to contracts made and performed wholly within the State of New York, without regard to principles of conflicts of law.

                  (i) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

                  (j) Notes Held by the Company or Its Affiliates. Whenever the consent or approval of Holders of a specified percentage of Registrable Notes is required hereunder, Registrable Notes held by the Company or its affiliates (as such term is defined in Rule 405 under the Securities Act) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

                  (k) Third-Party Beneficiaries. Holders of Registrable Notes and Participating Broker-Dealers are intended third-party beneficiaries of this Agreement and this Agreement may be enforced by such Persons.

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                                       P. H. GLATFELTER COMPANY


                                       By: /s/ R. P. Newcomer
                                          --------------------------------------
                                       Name:  Robert P. Newcomer
                                       Title: Sr. Vice President & CFO


                                       BEAR, STEARNS & CO. INC.
                                       BT SECURITIES CORPORATION

                                       By: BEAR, STEARNS & CO. INC.

                                       By: /s/ L.G. Sachs
                                          --------------------------------------
                                       Name:  Lee G. Sachs
                                       Title: Senior Managing Director